Exhibit 99.1

D.R. HORTON, INC. PROPOSES TO ACQUIRE 75 PERCENT OF FORESTAR GROUP INC. FOR $16.25 PER SHARE IN CASH

June 05, 2017

Forestar Would Continue as Publicly Traded Company; Proposal Provides Immediate Value to Forestar Stockholders and Potential to Benefit from Additional Value Created Through Strategic Relationship with D.R. Horton

Proposal Provides Superior Value to Transaction

Agreed to Between Forestar and Starwood Capital Group

FORT WORTH, TEXAS - D.R. Horton, Inc. (NYSE: DHI), America’s Builder, today announced that the Company has submitted a proposal to the Board of Directors of Forestar Group Inc. (NYSE: FOR) (“Forestar”) to acquire 75% of the currently outstanding shares of Forestar for $16.25 per share in cash. The $16.25 per share value represents a 14% premium over the purchase price to be paid to the Forestar stockholders pursuant to the existing merger agreement between Forestar and affiliates of Starwood Capital Group.

Under the proposed transaction, Forestar would remain a public company to ensure continued access to capital to support the increasing scale of the business. D.R. Horton believes continuing Forestar stockholders will have the opportunity to participate in significant value creation through a strategic relationship with D.R. Horton that would help Forestar grow organically into the leading residential land development company in the United States, selling developed residential lots to D.R. Horton and other homebuilders. Forestar would be led by new executive chairman Donald Tomnitz, who served as CEO of D.R. Horton for over 15 years, and a strong management team that is expected to include Forestar’s experienced professionals.

“We believe that D.R. Horton is uniquely positioned to make Forestar the country’s leading residential land development company. Together, we can grow Forestar into a much more significant and valuable company for all of its stockholders,” said Donald R. Horton, Chairman of the Board. “The Forestar proposal is a continuation of D.R. Horton’s stated strategy of expanding relationships with land developers across the country and growing the optioned portion of its land and lot position to enhance operational efficiency and returns. We urge the Forestar Board to act quickly on this proposal which is in the best interests of their stockholders.”

The transaction would be effected through a merger of a newly formed, wholly owned subsidiary of D.R. Horton with Forestar (the “Merger”). The Merger would have a cash election feature in which Forestar stockholders would have the right to elect, for each share of common stock held, either to receive $16.25 per share in cash as merger consideration, or to retain such share of the surviving entity (the “Forestar Successor”). Cash and stock elections will be prorated, as appropriate, such that 75% of the shares of Forestar common stock outstanding before the Merger are converted into the $16.25 per share cash consideration. Following the Merger, D.R. Horton would own 75% of the outstanding Forestar Successor shares, and existing stockholders would own 25% of the outstanding Forestar Successor shares. Forestar would remain a public company, and its common stock will trade on the NYSE.

D.R. Horton has the cash and other immediately available capital to fund the approximately $520 million investment.

Terms of the merger, the operational relationship and stockholder governance between D.R. Horton and Forestar would be outlined and agreed to in a Merger Agreement, Master Supply Agreement and Stockholder Agreement. Moelis & Company is serving as financial advisor to D.R. Horton in connection with this proposal, and Gibson, Dunn & Crutcher LLP is serving as legal counsel.

Conference Call and Webcast Details

The Company will host a conference call today (Monday, June 5) at 8:30 a.m. Eastern Time with prepared remarks about the proposal followed by a question and answer session open to the investment community. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com. Slides with further detail about the proposed transaction, including D.R. Horton’s letter to Forestar’s Board of Directors, are available at investor.drhorton.com/FOR.

A replay of the call will be available after 2:00 p.m. ET today at 877-481-4010. When calling, please reference the conference ID #10414. The replay will also be available from the Company’s website at investor.drhorton.com. The replay will be available through midnight ET on July 5, 2017.

About D.R. Horton, Inc.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 26 states across the United States and closed 43,075 homes in the twelve-month period ended March 31, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include D.R. Horton’s merger proposal to Forestar and all of the terms and statements related to the proposal.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: our ability to enter into mutually satisfactory definitive transaction agreements with Forestar, obtain any requisite approval from Forestar stockholders, and satisfy any conditions to closing of such proposed transaction; other risks related to the completion of the proposed transaction and actions related thereto; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the possible completion of D.R. Horton’s proposed transaction with Forestar, it is expected that the parties would cause the filing with the SEC of a registration statement on Form S-4 that would include a proxy statement/prospectus to be distributed to Forestar stockholders. SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost at the SEC’s website at http://www.sec.gov and on D.R. Horton’s website at investor.drhorton.com. Copies may also be obtained at no cost by contacting D.R. Horton’s Investor Relations department by telephone at (817) 390-8200 or by email at InvestorRelations@drhorton.com.

D.R. Horton and its directors and certain of its executive officers may be deemed to be participants in any solicitation in connection with the proposed transaction with Forestar. Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Other information regarding D.R. Horton participants in any proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. As of the date hereof, the D.R. Horton participants do not own any securities of Forestar.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contacts

D.R. Horton, Inc.

Investor Relations Contact:

Jessica Hansen, 817-390-8195

Vice President of Investor Relations

jlhansen@drhorton.com

or

Media Contacts:

Sard Verbinnen & Co

Liz Zale, 212-687-8080

lzale@sardverb.com

or

Kelly Kimberly, 832-680-5120

kkimberly@sardverb.com